NORTHSTAR ELECTRONICS INC
              INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                            (U.S. Dollars)
                             (Unaudited)
                          September 30, 1999

CONTENTS
                                                           Page
Interim Consolidated Balance Sheet                            1
Interim Consolidated Income Statement                         2
Interim Consolidated Statement of Shareholders Equity         3
Interim Consolidated Statement of Changes in Cash Resources   4
Notes to Interim Consolidated Financial Statements            5

                       NORTHSTAR ELECTRONICS, INC.
                   INTERIM CONSOLIDATED BALANCE SHEET
                            (U.S. Dollars)
                             (Unaudited)
                          September 30, 1999

ASSETS                                                               (Note 4)
                                               September 30,      December 31,
                                                    1999             1998
Current
         Cash                                       $13,471            $2,231
         Receivables                                275,229            99,055
         Inventory                                   83,029            37,519
         Prepaid expenses                             4,393             1,513
                                                    -------           -------
                                                    376,122           140,319

Capital Assets                                       25,431            17,016
                                                    -------           -------
                                                   $401,553          $157,335

LIABILITIES

Current
         Payables and accruals                      $86,784          $167,541
         Loans payable                               27,026           116,039

                                                    113,810           283,580

Long term debt (Note 2)                             526,061           476,897
Loans payable to Cabot Management Limited            77,959            92,226
Loans payable to shareholder                         63,740            80,246
Contigent liabilites (Note 5)                           -0-               -0-
                                                    -------           -------
  Total Liabilites                                  781,570           932,949

SHAREHOLDERS' EQUITY

Share Capital (Note 3)                            1,003,069           440,069
Deficit                                          (1,383,086)       (1,215,684)

                                                   (380,017)         (775,615)

                                                   $401,553          $157,334

                      NORTHSTAR ELECTRONICS, INC.
                INTERIM CONSOLIDATED INCOME STATEMENT
                            (U.S. Dollars)
                              (Unaudited)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                              (Note 4)
                                        Nine Months          Nine Months
                                           Ended                Ended
                                     September 30, 1999    December 31, 1998


Sales                                     $321,013             $168,377

Cost of goods sold                         112,862               98,103
                                           -------              -------
Gross profit                               208,151               70,274

Expenses
      Business Development                   1,430                    -
      Business Tax                             271                  833
      Commissions                           46,300                    -
      Depreciation                           3,517                4,662
      Dues and fees                          5,010                    -
      Exchange                               2,400                    -
      Insurance                              1,410                1,226
      Interest and bank charges             23,081               39,287
      Lab Expenses                          15,958                2,482
      Marketing                              4,592                5,061
      Misc.                                  1,392                    -
      Office Expenses                       69,490               27,573
      Professional Fees                     62,119               11,425
      Rent                                  21,015               10,898
      Salaries/Wages/employee benefits     117,568               75,030
      Organizational cost                        -               38,000
      Commitment fees                            -               10,000
      Research and development cost              -               10,527
      Contract manufacturing cost                -               35,622
                                           -------              -------
                                           375,553              272,626

Net loss                                  (167,402)            (202,352)
                                           -------              -------

Deficit, beginning of period            (1,215,684)          (1,013,332)

Deficit, end of period                 $(1,383,086)         $(1,215,684)
                                           -------              -------

Net loss per share                          $(0.02)              $(0.09)

Weighted average number of
  common shares outstanding              6,971,244            2,140,000

                        NORTHSTAR ELECTRONICS INC.
          INTERIM CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY
                             (U.S. Dollars)
                              (Unaudited)
                 NINE MONTHS ENDED SEPTEMBER 30, 1999

                                      Additional
                    Common    Shares  Paid-In                   Total
                    Number    Amount  Capital      Deficit      Shareholders
Balance,                                                        Equity
December 31, 1998   2,140,000  $214    $439,855    $(1,215,684) $(775,615)

Common shares
issued for
cash for
$1.00 per share

 January 25, 1999    100,000    10       99,990
 January 29, 1999    200,000    20      199,980
 January 29, 1999     63,000     6       62,994
 June 29, 1999       200,000    20      199,980

Common shares
on exchange        4,901,493   490         (490)
(Note 3a)

Balance,
September 30, 1999 7,604,493  $760   $1,002,309    $(1,383,086) $(380,017)

                        NORTHSTAR ELECTRONICS INC.
              INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
                            (U.S. Dollars)
                             (Unaudited)
                 NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                   (Note 4)
                                   Nine Months Ended      Nine Months Ended
                                   September 30, 1999     December 31, 1998
Cash provided by (used in)

 Operations

    Net loss                            $(167,402)            $(202,352)
    Depreciation                            3,517                 4,662
    Net change in non-cash
      working capital items              (394,333)              138,352
                                          -------               -------
                                         (558,218)              (59,338)

 Financing activities

    Proceeds from issuance of
      common shares                       563,000                36,487
    Proceeds from long term debt           50,355                     -
    Advances (to) from Cabot
      Management Limited                  (14,267)                1,206
    Advances (to) from shareholder        (16,506)               24,512
    Repayment of long term debt            (1,191)                    -
                                          -------               -------
                                          581,391                62,205

 Investing activities

    Purchase of capital assets            (11,933)               (3,189)
                                          -------               -------
Increase in cash                           11,240                  (322)

Cash, beginning of period                   2,231                 2,553

Cash, end of period                       $13,471                $2,231

                       NORTHSTAR ELECTRONICS INC.
                      NOTES TO INTERIM CONSOLIDATED
                          FINANCIAL STATEMENTS
                              (Unaudited)
                          September 30, 1999


1. Basis of presentation

These unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. These financial statements are condensed and do not include all disclosures required for annual financial statements. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's audited consolidated financial statements filed as part of the Company's Registration Statement Form SB-1.

In the opinion of the Company's management, these financial statements reflect all adjustments necessary to present fairly the Company's consolidated financial position at September 30, 1999 and the consolidated results of operations and the consolidated statement of cash flows for the nine months ended September 30, 1999. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the entire fiscal year.


2. Long term debt

                                              September 30,      December 31,
                                                 1999               1998

 10% loan payable to Pathfinder
   Enterprises Inc. in monthly
   interest payments only to July 5,
   2002                                         $160,000           $160,000


  ACOA (Federal Government Agency)
    interest free loan repayable in
    sixty monthly and consecutive
    installments of $ 2,170                      130,221            130,221


  ACOA (Federal Government Agency)
    interest free loan repayable in
    twenty-four monthly and consecutive
    installments of $ 4,167                       98,809            100,000


  ACOA (Federal Government Agency)
    interest free loan payable in 36
    monthly and consecutive installments
    of $ 4,373 beginning when full loan
    draw down is received.  Secured by
    postponements on Cabot Management
    Limited's loan of $87,224
    and a shareholders' loan of $12,707.         137,031             86,676
                                                 -------            -------

                                                $526,061           $476,897

3. Capital stock

                                              September 30,      December 31,
                                                  1999               1998

Authorized

   20,000,000 preferred shares at $0.0001 par value
  100,000,000 common shares at $0.0001 par value

Issued and outstanding

   7,604,493 common shares
     (1998 - 2,140,000)                            $760               $214
   Additional paid in capital                 1,002,309            439,855
                                              ---------            -------
                                             $1,003,069           $440,069


a) On January 15, 1999 and January 26, 1999 the shareholders of Northstar Technical Inc. exchanged their 14,704,479 common shares for 4,901,493 common shares of Northstar Electronics Inc. on the basis of three Northstar Technical shares for every one share of Northstar Electronics Inc. The value of these shares were $414,969.

b) Also during January, 1999 the company completed offerings for 363,000 shares of its common stock at $1.00 per share. Proceeds from these offerings were $363,000.

c) On June 29, 1999 the company completed an offering for 200,000 shares of its common stock at $1.00 per share. Proceeds from this offering was $200,000.


4. Comparative figures

The comparative figures were for the nine months ended December 31, 1998 as the nine months ended September 30, 1998 were not readily available and there would be no material differences in these comparatives.

5. Contingent liability

The company is a defendant in a lawsuit commenced against them by their former master distributor. The former distributor has alleged that the company has interfered with the ability of the former distributor to selll products. The company has filed a counterclaim for monies owing by the former distributor to the company. An adverse outcome to the lawsuit could have an adverse material impact upon the company and the range of possible loss could be from $0 to $1,300,000.